Exhibit 99.1

COMBIMATRIX APPOINTS RICHARD DING AND JOSEPH M. LIMBER

TO BOARD OF DIRECTORS

Senior Healthcare Executives Bring Commercial Laboratory Expertise to Board

IRVINE, California, March 1, 2012 (GLOBE NEWSWIRE) — CombiMatrix Corporation (NASDAQ: CBMX), a molecular diagnostics company performing DNA-based testing services for cancer and developmental disorders, today announced that two veteran healthcare executives have been appointed to the Board of Directors, effective immediately. The addition of the new directors brings the total number of board members to nine.

The new board members are Richard Ding, 42, Chief Executive Officer and member of the Board of Directors of bioTheranostics Inc., a San Diego-based developer of molecular diagnostic tests and laboratory; and Joseph M. Limber, 59, President and Chief Executive Officer of San Diego-based Prometheus Laboratories Inc., a specialty pharmaceutical and diagnostic company and a leader in the field of personalized medicine.

“We are very pleased to have two seasoned healthcare executives, each possessing extensive expertise within the diagnostic laboratory industry, join our board,” said Mark P. McGowan, Chairman of the CombiMatrix Board of Directors. “Having transitioned CombiMatrix from a research-oriented manufacturing operation into a commercial laboratory focused on molecular diagnostic services, it is now important that we adjust the composition of our slate of directors to best suit the needs of the company on a go-forward basis.”

The Company also announced that three board members, Amit Kumar, PhD, F. Rigdon Currie and John H. Abeles, M.D., will not be candidates for re-election to the board at the Company’s next annual stockholders’ meeting, but will continue to serve until such meeting.  The Board of Directors will determine the total number of board members going forward immediately following that meeting.

“I’d like to thank our three outgoing board members for their dedicated service to CombiMatrix Corporation,” McGowan said. “Their stewardship has been invaluable to the development of the Company.”

Ding, a resident of San Diego, California, has been bioTheranostics’ CEO since September 2008. Prior to that he was a Vice President, Strategy and Business Development of France-based bioMerieux, a global leader in the field of in vitro diagnostics from 2006.  He was with Eli Lilly and Company from 2001 to 2006 as well as TenFold Corporation and Myriad Genetics prior to 2001. He is an active speaker and leader in the field of personalized medicine.

Limber, a resident of La Jolla, California, has been President and CEO at Prometheus Laboratories since December 2003 and a member of its Board of Directors since January 2004. From 1998 to December 2002, Limber was President and Chief Executive Officer of ACLARA BioSciences Inc. (now Monogram Biosciences), a developer of assay technologies and lab-on-a-chip systems for life science research.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations, speak only as of the date hereof and are subject to change.  All statements, other than statements of historical fact included in this press release, are forward-looking statements.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future business, operational and strategic plans, test menu expansion, services and reports development and attracting greater prenatal genetic screening business.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  The risks and uncertainties referred to above include, but are not limited to:  our ability to successfully expand the base of our customers and strategic partners, add to the menu of our diagnostic tests in both of our primary markets, develop and introduce new tests and related reports, optimize the reimbursements received for our testing services, and increase operating margins by improving overall productivity and expanding sales volumes; our ability to successfully accelerate sales, steadily increase the size of our customer rosters in both developmental medicine and oncology; our ability to attract and retain a qualified sales force; rapid technological change in our markets; changes in demand for our future products; the ability of microarray technology to become the standard of care; legislative, regulatory and competitive developments; general economic conditions; and various other factors.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

About CombiMatrix Corporation

CombiMatrix Corporation, through its wholly owned subsidiary, CombiMatrix Molecular Diagnostics, Inc. (CMDX), is a molecular diagnostics laboratory which offers DNA-based testing services to the prenatal, pediatric and oncology markets.  The Company performs genetic testing utilizing Microarray, FISH, PCR and G-Band Chromosome Analysis.  CMDX offers prenatal and pediatric testing services for the detection of abnormalities of genes at the DNA level beyond what can be identified through traditional technologies.  CMDX was also the first commercial clinical laboratory in the United States to make comprehensive DNA-based genomic analysis of solid tumors, including breast, colon, lung, prostate and brain tumors, available to oncology patients and medical professionals.  Additional information about CMDX is available at www.cmdiagnostics.com or by calling 1-800-710-0624.

Company Contact:	Investor Relations Contact:
R. Judd Jessup	Matthew H. Clawson
President & CEO, CombiMatrix Corporation	Partner, Allen & Caron, Inc.
Tel (949) 753-0624	Tel (949) 474-4300
matt@allencaron.com